Exhibit 99


[LOGO]                                                                      NEWS
KADANT
AN ACCENT ON INNOVATION
One Acton Place, Suite 202
Acton, MA 01720

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: GreatPoint Communications, 978-392-6866


              Kadant Reports Record Revenues in First Quarter 2006


ACTON, Mass., May 3, 2006 - Kadant Inc. (NYSE:KAI) reported that revenues from continuing operations grew 49 percent in the first quarter of 2006, to $75.6 million, compared with $50.7 million in the first quarter of 2005. Excluding a 40 percent revenue increase in the 2006 period from the company's Kadant Johnson subsidiary and a 3 percent decrease from currency translation, revenues from continuing operations grew 12 percent. Operating income from continuing operations in the 2006 quarter was $4.8 million (including $2.1 million from Kadant Johnson), versus $2.8 million in 2005. Income from continuing operations (after-tax) was $2.8 million in 2006, or $.20 of diluted earnings per share
(EPS), versus income of $3.1 million, or $.22 of diluted EPS, a year ago. Earnings in the 2006 period reflect a $.01 impact from stock option expense rules that have taken effect, and in the 2005 quarter include a $.06 gain due to a tax reimbursement from our former parent company.

         "We're off to an excellent start in 2006," said William A. Rainville, chairman and chief executive officer of Kadant. "We saw especially strong demand for our stock-preparation technologies in China and for our Kadant Johnson fluid-handling equipment in North America, both of which contributed to record revenues in the first quarter. We are also very pleased with our first quarter bookings, which rose 73 percent over the same quarter last year to a record $104 million on the strength of these two product lines. Even without the contribution of Kadant Johnson, bookings increased 33 percent. This led to a record quarter-end backlog as well, which nearly doubled from the 2005 first quarter to $83 million.

         "China's paper-recycling market remains an exciting growth opportunity for Kadant, and continued demand for our innovative stock-preparation systems from that country's leading paper producers reinforces that we are clearly a technology leader. Revenues from these products in China were $9 million in the first quarter of 2006, a 59 percent increase over last year. Even more noteworthy, China bookings for stock-preparation systems in the period, which included the largest single order in our history, totaled $29 million - exceeding our total annual bookings from China in each of the last two years.

         "In the North American paper industry, although the market for our accessories and water management product lines remained soft, we believe that our customers' focus on lowering energy costs is driving demand for our fluid-handling and control technologies. These systems, which are used primarily to optimize drying - the most energy-intensive stage of paper production - contributed $23 million in first quarter 2006 bookings.

         "We believe our strong performance this quarter is further evidence that our efforts to increase our breadth - of global market coverage and product offerings - are contributing to growth. With record bookings, we expect a strong second quarter as well, with GAAP diluted EPS from continuing operations of $.34 to $.36, on revenues of $85 to $87 million. That said, we are still seeing weakness in some North American and European markets, and therefore remain cautiously optimistic about the second half of the year. For all of 2006, we now expect GAAP diluted EPS of $1.18 to $1.25 from continuing operations, an increase of $.03 at the low end of the range, on slightly higher revenues of $300 to $310 million, from our original estimate of $290 to $300 million."

                                     -more-

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including revenues excluding the results from our Kadant Johnson subsidiary and the effects of currency translation, and earnings before interest, taxes, depreciation and amortization (EBITDA). We believe that the inclusion of such measures helps investors to gain a better understanding of our underlying operations and future prospects, consistent with how management measures and forecasts Kadant's performance, especially when comparing such results to previous periods or forecasts. We also believe this information is responsive to investors' requests and gives them an additional measure of Kadant's performance.

         We use non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring our underlying operating performance and comparing such performance to that of prior periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes.

         The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measure, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

         Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the accompanying tables.

Conference Call

Kadant will hold its earnings conference call on Thursday, May 4, 2006, at 11 a.m. Eastern time. To listen, call 800-709-2159 within the U.S., or 973-582-2810 outside the U.S. You can also listen to the call live on the Web by visiting www.kadant.com and clicking on "Investors." An audio archive of the call will be available on our Web site until June 2, 2006.

                                     -more-

     Financial Highlights (unaudited)
     (In thousands, except per share amounts and percentages)

                                                                               Three Months Ended
                                                                          -----------------------------
     Consolidated Statement of Income                                     April 1, 2006   April 2, 2005
     --------------------------------------------------------------------------------------------------

     Revenues                                                                  $ 75,591        $ 50,744
                                                                               --------        --------
     Costs and Operating Expenses:
       Cost of revenues                                                          46,974          31,982
       Selling, general, and administrative expenses                             22,121          14,894
       Research and development expenses                                          1,545           1,048
       Restructuring costs                                                          138               -
                                                                               --------        --------
                                                                                 70,778          47,924
                                                                               --------        --------

     Operating Income                                                             4,813           2,820
     Interest Income                                                                259             472
     Interest Expense                                                              (794)             (2)
                                                                               --------        --------
     Income from Continuing Operations Before Income Taxes
       and Minority Interest                                                      4,278           3,290

     Provision for Income Taxes (a)                                              (1,455)           (203)
     Minority Interest Expense                                                      (58)              -
                                                                               --------        --------

     Income from Continuing Operations                                            2,765           3,087

     Loss from Discontinued Operation, Net of Tax                                  (114)           (363)
                                                                               --------        --------

     Net Income                                                                $  2,651        $  2,724
                                                                               ========        ========

     Earnings per Share
       Basic
         Income from Continuing Operations                                     $    .20        $    .22
         Loss from Discontinued Operation                                             -            (.02)
                                                                               --------        --------
         Net Income                                                            $    .20        $    .20
                                                                               ========        ========

       Diluted
         Income from Continuing Operations                                     $    .20        $    .22
         Loss from Discontinued Operation                                          (.01)           (.03)
                                                                               --------        --------
         Net Income                                                            $    .19        $    .19
                                                                               ========        ========

     Weighted Average Shares
         Basic                                                                   13,580          13,926
                                                                               ========        ========

         Diluted                                                                 13,841          14,211
                                                                               ========        ========


                                                                               Three Months Ended
                                                                          -----------------------------
     Business Segment Information (b)                                     April 1, 2006   April 2, 2005
     --------------------------------------------------------------------------------------------------

     Revenues:
         Pulp and Papermaking Systems                                          $ 71,073        $ 47,571
         Other                                                                    4,518           3,173
                                                                               --------        --------

                                                                               $ 75,591        $ 50,744
                                                                               ========        ========
     Gross Profit Margin:
         Pulp and Papermaking Systems                                               38%             37%
         Other                                                                      29%             43%
                                                                               --------        --------
                                                                                    38%             37%
                                                                               ========        ========
     Operating Income (c):
         Pulp and Papermaking Systems                                          $  6,751        $  3,621
         Corporate and Other                                                     (1,938)           (801)
                                                                               --------        --------

                                                                               $  4,813        $  2,820
                                                                               ========        ========
                                     -more-

                                                                               Three Months Ended
                                                                          -----------------------------
     Business Segment Information (b) (continued)                         April 1, 2006   April 2, 2005
     --------------------------------------------------------------------------------------------------

     Bookings from Continuing Operations:
         Pulp and Papermaking Systems                                          $ 98,200        $ 56,442
         Other                                                                    5,421           3,378
                                                                               --------        --------

                                                                               $103,621        $ 59,820
                                                                               ========        ========
     Capital Expenditures from Continuing Operations:
         Pulp and Papermaking Systems                                          $    337        $    140
         Corporate and Other                                                         46              26
                                                                               --------        --------

                                                                               $    383        $    166
                                                                               ========        ========

                                                                               Three Months Ended
                                                                          -----------------------------
     Cash Flow and Other Data from Continuing Operations                  April 1, 2006   April 2, 2005
     --------------------------------------------------------------------------------------------------

     Cash Provided by Operations                                               $  1,682        $    448
     Depreciation and Amortization Expense                                     $  1,930        $  1,016

     Balance Sheet Data                                                   April 1, 2006   Dec. 31, 2005
     --------------------------------------------------------------------------------------------------

     Cash and Cash Equivalents                                                 $ 41,280        $ 40,822
     Short- and Long-term Debt                                                 $ 53,250        $ 55,500
     Shareholders' Investment                                                  $211,712        $207,625

                                                                                Three Months Ended
                                                                          -----------------------------
     EBITDA Data (b)                                                      April 1, 2006   April 2, 2005
     --------------------------------------------------------------------------------------------------

     Consolidated
         Operating Income                                                      $  4,813        $  2,820
         Depreciation and Amortization                                            1,930           1,016
                                                                               --------        --------
         EBITDA                                                                $  6,743        $  3,836
                                                                               ========        ========

     Pulp and Papermaking Systems
         Operating Income (c)                                                  $  6,751        $  3,621
         Depreciation and Amortization                                            1,752             901
                                                                               --------        --------
         EBITDA                                                                $  8,503        $  4,522
                                                                               ========        ========

     Corporate and Other
         Operating Loss (c)                                                    $ (1,938)       $   (801)
         Depreciation and Amortization                                              178             115
                                                                               --------        --------
         EBITDA                                                                $ (1,760)       $   (686)
                                                                               ========        ========

     (a) Includes a tax benefit of $882, or $.06 per diluted share, in the three-month period ended
         April 2, 2005, received from our former parent company under a tax agreement.

     (b) "Other" includes the results from the Fiber-based Products business and Kadant Johnson's
         Casting Products business.

     (c) Information in the 2005 period has been reclassified to conform to the 2006 presentation.

                                     -more-

About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry, with a range of products and services for improving efficiency and quality in pulp and paper production, including paper machine accessories, and systems for stock preparation, fluid handling, and water management. Our fluid-handling products are also used to optimize production in the steel, rubber, plastics, food, and textile industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Acton, Massachusetts, with revenues of $244 million in 2005 and approximately 1,400 employees in 16 countries worldwide. For more information, visit www.kadant.com.

     The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future business and financial performance, demand for our products, growth opportunities in China and elsewhere, and our technological position in the market. Important factors that could cause actual results to differ materially from those indicated by such statements are set forth under the heading "Risk Factors" in Kadant's annual report on Form 10-K for the fiscal year ended December 31, 2005. These include risks and uncertainties relating to our dependence on the pulp and paper industry; international sales and operations; competition; our debt obligations; restrictions in our credit agreement; retention of liabilities and warranty claims associated with composite building products manufactured prior to the sale of the business; our ability to successfully integrate Kadant Johnson; our ability to complete the acquisition of a manufacturing and assembly plant in China; our acquisition strategy; our ability to realize the anticipated benefits from the restructuring of our French subsidiary; the impact of high natural gas prices on the manufacture of fiber-based products; availability of raw materials related to the manufacture of fiber-based products; protection of patents and proprietary rights; fluctuations in quarterly operating results; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

                                       ###